EXHIBIT (h)(3)


                     TRANSFER AGENCY AND SERVICES AGREEMENT

     This Transfer Agency and Services Agreement (the "Agreement") is made and entered into as of September 1, 2008, between Forward Funds (the "Trust), a Delaware statutory trust, having its principal office at 433 California Street, 11th Floor, San Francisco, CA 94104 and Forward Management, LLC ("Forward Management"), a California limited liability corporation, having its principal office at 433 California Street, 11th Floor, San Francisco, CA 94104.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is currently offering shares in 18 series listed in Schedule A attached hereto, some of which have multiple classes of shares; each of such series and any additional series that may be established by the Trust and made subject to this Agreement is referred to herein individually as a "Fund" and collectively as the "Funds"; and

     WHEREAS, the Trust desires to appoint Forward Management as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and Forward Management desires to accept such appointment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Terms of Appointment and Duties
     -------------------------------

     1.1 TRANSFER AGENCY SERVICES. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby employs and appoints Forward Management to act as, and Forward Management agrees to act as, its transfer agent for the Trust's authorized and issued shares of beneficial interest ("Shares"), dividend disbursing agent, and agent in connection with any accumulation, open-account or similar plan provided to the shareholders of each of the respective Funds ("Shareholders") and as set out in the currently effective prospectus and statement of additional information ("Prospectus") of the Trust on behalf of the applicable Funds, including without limitation any periodic investment plan or periodical withdrawal program. In accordance with procedures established from time to time by agreement between the Trust on behalf of each of the Funds, as applicable, and Forward Management, Forward Management agrees that it will provide the following services:

(a) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Funds authorized by the Trust (the "Custodian");

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(b)  Pursuant to  purchase  orders, issue the  appropriate number of  Shares and hold such Shares in the appropriate Shareholder account;

(c) Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(d) With respect to the transactions enumerated in 1.1 (a), (b), and (c) above, Forward Management shall execute transactions directly with broker-dealers and other financial institutions authorized by the Trust, deemed to be acting as a limited agent of the Trust ("Designated Agents"). Forward Management will execute transactions only from Designated Agents that have adopted and implemented internal controls reasonably designed to ensure that: (i) order or redemption requests for a Fund received by the Designated Agent, or a limited agent of such Designated Agent in an arrangement permitted by the Trust ("Sub-Agent"), in proper form by the time specified in the Prospectus with respect to the Fund (currently, the close of regular trading on the New York Stock Exchange with respect to each Fund)(the "Closing Time") on a business day will be processed as of that business day and (ii) order or redemption requests received by the Designated Agent or its Sub-Agent in proper form after the Closing Time for the Fund on a business day will be processed as of the next business day;

(e) At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies in accordance with the Prospectus and as appropriately instructed by the redeeming Shareholders;

(f) Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(g) Prepare and transmit payments for dividends and distributions declared by the Trust on behalf of the applicable Fund;

(h) Maintain records of account for and advise the Trust and the Shareholders as to the foregoing;

(i) Record the issuance of Shares of the Trust and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Trust which are authorized, based upon data provided to it by the Trust, and issued and outstanding. Forward Management shall also provide the Trust on a regular basis with the total number of Shares that are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(j) Subject to such additional policies and procedures the Trust may establish, Forward Management shall process orders or redemption requests received in proper form by Forward Management or a Designated Agent or Sub-Agent (i) by the Closing Time on a

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business  day, as of that  business  day,  and (ii) after the Closing  Time on a business day, as of the next business day, provided in each case that the Designated Agent forwards any such orders or requests received by the Designated Agent or its Sub-Agent to Forward Management by the cut-off time the Trust sets for receipt of such forwarded orders and requests;

(k)  Provide escheatment services as necessary;

(l) Submit through the Office of Foreign Assets Control database and such other lists or databases of trade restricted individuals or entities as may be required from time to time by applicable regulatory authorities: (i) all new account and registration maintenance transactions; (ii) the names of payees of redemption funds where the payee is not the shareholder of record; and (iii) periodically, as the Trust and Forward Management may reasonably agree, the names of all record shareholders; and

(m) Process "as of" transactions in accordance with applicable policies and procedures of the Trust.

     1.2 RETIREMENT PLANS. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby appoints Forward Management as its agent in connection with any prototype plan already or hereafter designed to satisfy the requirements of Section 401(a), 403(b)(7), or 408 of the Internal Revenue Code of 1986, as amended from time to time, or any successor to such sections, sponsored by the Trust (as amended from time to time, each a "Prototype" and collectively, the "Prototypes") which provide that they will be funded in whole or in part by the purchase of Shares of one or more of the Funds, and Forward Management agrees to act as the Trust's agent with respect to such Prototypes.

In accordance with procedures established from time to time by agreement between the Trust and Forward Management, Forward Management will provide all administrative, recordkeeping and compliance services required to provide any Prototype to Shareholders, as more fully set forth in any separate agreement or agreements among the Trust, Forward Management and any custodian or trustee of such Prototype.

     1.3 BLUE SKY COMPLIANCE SERVICES. Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby appoints Forward Management as its agent for Blue Sky compliance services. In accordance with procedures established from time to time by agreement between the Trust and Forward Management, Forward Management shall perform Blue Sky compliance services for the Trust for each of the fifty states, the District of Columbia, Guam and Puerto Rico, where applicable). Such Blue Sky compliance services shall include, but shall not be limited to the following:

(a) Initiate registration of Fund shares and maintain registration of Fund shares, as appropriate;

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(b)  Monitor the total  number of  Shares  sold in each state for each Fund on a daily basis, increase registered amounts where necessary, and file appropriate sales reports;

(c) Maintain issuer agent licensing and renewals, fingerprint agents, file licensing and termination forms and obtain surety bonds, as appropriate;

(d)  Make appropriate post-effective filings in each state;

(e) Monitor compliance with restrictions on Fund activities imposed by state laws, when different from federal limits, including illiquid securities limits and seasoning of issuers and develop appropriate prospectus disclosure when necessary; and

(f) Monitor changes in Blue Sky laws through use of reference materials and make appropriate changes to filings, forms or tracking systems.

Forward Management shall provide additional Blue Sky compliance services on behalf of the Trust, which may be agreed upon in writing between the Trust and Forward Management.

     1.4 ANTI-MONEY LAUNDERING COMPLIANCE SERVICES.

(a) The Trust has adopted an anti-money laundering program ("AML Program"), as may be amended from time to time as required by the Bank Secrecy Act and related legislation.

(b) The Trust, subject to the terms and conditions set forth in this Agreement, delegates to Forward Management, and Forward Management hereby accepts, implementation of certain aspects of the Trust's AML Program, as further set out in the AML Program, including provisions relating to Payment Policies and Restrictions, Customer Identification Program, OFAC Policies and Procedures, Reporting of Suspicious Activities, Information Sharing, Reports on Foreign Financial Accounts, Employee Training, Record-Keeping Arrangements and Independent Testing Function. Forward Management further agrees to cooperate with the Trust's Anti-Money Laundering Compliance Officer with respect to Forward Management's performance of its responsibilities under this Agreement.

(c) REPRESENTATIONS AND WARRANTIES BY FORWARD MANAGEMENT. Forward Management hereby represents and warrants that:

     (i) Forward Management has received a copy of the Trust's AML Program and undertakes to perform all delegated responsibilities thereunder;

     (ii) Forward Management has adopted and will maintain a written anti-money laundering program that includes policies and procedures that enable it to perform its responsibilities under this Agreement;

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     (iii) Forward Management has provided a copy of  its anti-money  laundering program to the Trust; and

     (iv) Forward Management will pre-clear any amendment to its anti-money laundering program with the Trust.

(d) REPRESENTATIONS AND WARRANTIES BY THE TRUST. The Trust hereby represents and warrants that it will promptly provide to Forward Management any amendment to the Trust's AML Program, which will be subject to the terms of this Agreement upon delivery to Forward Management.

(e) REPORTS. Forward management will provide to the Trust a copy of the results of any audits, or any exam carried out by federal examiners, with respect to its anti-money laundering program.

(f)  CONSENT OF EXAMINATION. Forward Management hereby consents to:

     (i) provide the federal examiners information and records relating to the Trust's AML Program maintained by Forward Management upon request by federal examiners or the Trust; and

     (ii) the inspection of Forward Management by federal examiners for purposes of the Trust's AML Program.

     1.5 ADDITIONAL SERVICES. In addition to, and neither in lieu of, nor in contravention of, the services set forth in the above paragraph, Forward Management shall perform the following services:

(a) OTHER CUSTOMARY SERVICES. Perform the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plan (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts (including all relevant Shareholder data), preparing Shareholder meeting lists, withholding taxes on U.S. resident and non-resident alien accounts and maintaining records with respect to such withholding, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts (all such confirmations in accordance with the requirements of Rule 10b-10 under the Securities Exchange Act of 1934, as amended ("1934 Act"), preparing and mailing activity statements for Shareholders, and providing Shareholder account information.

(b) CONTROL BOOK. Maintain a daily record and produce a daily report for the Trust of all transactions and receipts and disbursements of money and securities and deliver a copy of such report for the Trust for each business day to the Trust no later than 11:00 AM

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Eastern Time, or such earlier time as the Trust may reasonably  require,  on the next business day.

(c) NATIONAL SECURITIES CLEARING CORPORATION (THE "NSCC"). (i) Accept and effectuate the registration and maintenance of accounts through Networking and the purchase, redemption, transfer and exchange of shares in such accounts through Fund/SERV (Networking and Fund/SERV being programs operated by the NSCC on behalf of NSCC's participants, including the Trust, in accordance with instructions transmitted to and received by Forward Management by transmission from the NSCC on behalf of broker-dealers and banks that have been established by, or in accordance with, the instructions of authorized persons, as hereinafter defined, on the dealer file maintained by Forward Management; (ii) issue instructions to the Trust's banks for the settlement of transactions between the Trust and NSCC (acting on behalf of its broker-dealer and bank participants); (iii) provide account and transaction information from the affected Fund's records on Forward Management's computer system (the "System") in accordance with NSCC's Networking and Fund/SERV rules for those broker-dealers; and (iv) maintain Shareholder accounts on the System through Networking.

(d) RULE 38a-1. In performing the foregoing services, Forward Management shall reasonably cooperate with the Chief Compliance Officer of the Trust with respect to requests for information and other assistance regarding the obligations of the Trust and the Funds in respect of Rule 38a-1 under the 1940 Act.

(e) NEW PROCEDURES. New procedures as to who shall provide certain of these services in Section 1 may be established in writing from time to time by agreement between the Trust and Forward Management. Pursuant to such agreement, Forward Management may at times perform only a portion of these services and the Trust or its agent may perform these services on the Trust's behalf.

2.   Fees and Expenses
     -----------------

     2.1 FEE SCHEDULE. For the performance by Forward Management pursuant to this Agreement, the Trust agrees on behalf of each of the Funds to pay to Forward Management fees as set forth in Schedule B, attached hereto. Such fees may be changed from time to time subject to mutual written agreement between the Trust and Forward Management.

     2.2 EXPENSES. In addition to the fees paid under Section 2.1 above, the Trust, on behalf of the applicable Fund, agrees to reimburse Forward Management for other expenses incurred by Forward Management at the request of or with the consent of the Trust.

     2.3 PAYMENT. The Trust, on behalf of each of the Funds, agrees to pay all fees and reimbursable expenses within 30 calendar days following the receipt of the respective billing notice, absent reasonable dispute.


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3.   Representations and Warranties of Forward Management
     ----------------------------------------------------

     Forward Management represents and warrants to the Trust that:

     3.1 It is a limited liability company duly organized and existing and in good standing under the laws of the State of California.

     3.2 It is empowered under applicable laws and by its Limited Liability Company agreement to enter into and perform this Agreement.

     3.3 All requisite proceedings required by said Limited Liability Company agreement have been taken to authorize it to enter into and perform this Agreement.

     3.4 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     3.5 It is, and will continue to be, registered as a transfer agent under the 1934 Act.

     3.6 It has adopted and implemented written policies and procedures reasonably designed to prevent violations of the Federal Securities Laws (as defined under Rule 38a-1 of the 1940 Act) related to the services provided by Forward Management to the Trust under this Agreement. It will review, no less frequently than annually, the adequacy of the policies and procedures and the effectiveness of their implementation and will report to the Trust any material changes made to the policies and procedures since the date of the last report, and any material changes made to the policies and procedures recommended as a result of the annual review. It will provide the Trust with an annual report of each Material Compliance Matter (as defined under Rule 38a-1 of the 1940 Act) that occurred since the date of the last report.

     3.7 It has implemented and maintains a commercially reasonable and regulatory-compliant written disaster recovery plan and will revise such plan, as appropriate, to reflect its responsibilities under this Agreement.

4.   Representations and Warranties of the Trust
     -------------------------------------------

     The Trust represents and warrants to Forward Management that:

     4.1 It is a Delaware statutory trust in good standing in the State of Delaware.

     4.2 It is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement.

     4.3 All trust proceedings required by said Declaration of Trust and Bylaws have been taken to authorize it to enter into and perform this Agreement.

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     4.4 It is an open-end  management  investment  company registered under the
1940 Act.

     4.5 A registration statement under the Securities Act of 1933, as amended, is currently effective and will remain effective with respect to all Shares of the Trust subject to this Agreement that are offered for sale.

5.   Data Access and Proprietary Information
     ---------------------------------------

     5.1 The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Forward Management, which provide the Trust access to certain Fund-related data ("Shareholder Data") maintained by Forward Management on data bases under the control and ownership of Forward Management ("Data Access Services"), constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Forward Management. The Trust agrees to treat all Proprietary Information as proprietary to Forward Management and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Trust agrees for itself and its employees and agents:

(a) To access Shareholder Data solely from locations as may be designated in writing by Forward Management and solely in accordance with Forward Management's applicable user documentation;

(b)  To  refrain  from  copying  or  duplicating  in  any  way  the  Proprietary
Information;

(c) To refrain from obtaining unauthorized access to any portion of the Proprietary Information and, if such access is inadvertently obtained, to inform Forward Management in a timely manner of such fact and dispose of such information in accordance with Forward Management's instructions;

(d) To refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with prior consent of Forward Management;

(e) To limit the Trust's access to only those authorized transactions agreed upon by the parties; and

(f) To honor all reasonable written requests made by Forward Management to protect, at Forward Management's expense, the rights of Forward Management in Proprietary Information at common law, under federal copyright law and under other applicable federal or state law.

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     5.2 Each party shall take  reasonable  efforts to advise its  employees  of their obligations pursuant to this Section. The obligations of this Section shall survive any early termination of this Agreement.

     5.3 If the Trust notifies Forward Management that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, Forward Management shall endeavor in a timely manner to correct such failure. Organizations from which Forward Management may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Trust agrees to make no claim against Forward Management arising out of Forward Management's good faith reliance on the contents of third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS
AVAILABLE BASIS. FORWARD MANAGEMENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   Indemnification
     ---------------

     6.1 Forward Management shall not be responsible for, and the Trust on behalf of the applicable Funds indemnifies and holds Forward Management harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of:

(a) All actions of Forward Management or its agents or subcontractors that have been duly approved by the Trust required to be taken pursuant to this Agreement, unless such claims resulted from a negligent act or omission to act, willful misconduct or bad faith by Forward Management or its duly-approved agents or contractors in performance of its or their duties hereunder;

(b) The Trust's lack of good faith, negligence, or willful misconduct or breach of any representation or warranty of the Trust or its agents in performance of its duties hereunder;

(c) The reliance on or use by Forward Management or its agents or subcontractors of information, records, documents or services which (i) are received by Forward Management or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust, including, but not limited to, previous transfer agents or registrars;

(d) The reliance on or the carrying out by Forward Management or its agents or subcontractors of any written or oral instructions or requests of the Trust on behalf of the applicable Funds; and

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(e)  The offer or sale of Shares not  directly  or indirectly  caused by Forward
Management, in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     6.2 Notwithstanding any other provision of this Agreement, Forward Management shall indemnify and hold harmless the Trust from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out any error or delay on the part of Forward Management in processing any order or redemption request for Fund shares requiring Forward Management to engage in "as of" processing of such orders and/or requests to address the error or delay under applicable policies and procedures agreed upon by the Trust and Forward Management.

     6.3 At any time Forward Management may apply to any officer of the Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by Forward Management under this Agreement. Forward Management and its agents and subcontractors that have been duly approved by the Trust shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Trust that is reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to Forward Management or such agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

     6.4 In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which the Trust may be required to indemnify Forward Management, Forward Management shall promptly notify the Trust with twenty (20) calendar days of receipt of a claim of such assertion in writing, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with Forward Management in the defense of such claim or to defend against said claim in its own name or in the name of Forward Management. Where the Trust undertakes the defense of Forward Management hereunder, the Trust shall control any such defense. Forward Management agrees to cooperate with the Trust with such defense. Forward Management shall in no case confess any claim or make any compromise in any case in which the Trust may be required to indemnify Forward Management without the Trust's prior written consent.

7.   Standard of Care
     ----------------

Forward Management shall at all times act in good faith and agrees to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors, including encoding and payment processing errors, unless said errors are caused by its material breach of this Agreement, negligence, bad faith, or willful misconduct or

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that of its employees,  agents or  subcontractors.  According to mutually agreed upon procedures, Forward Management agrees to use reasonable efforts with regard to the processing of investment checks. The parties agree that any encoding or payment processing errors shall be governed by this standard of care and Section 4-209 of the Uniform Commercial Code is superseded by Section 7 of this Agreement.

8.   Covenants of the Trust and Forward Management
     ---------------------------------------------

     8.1 The Trust, on behalf of each of the Funds, shall promptly furnish to Forward Management a certified copy of the resolution of the Board of Trustees of the Trust authorizing the appointment of Forward Management pursuant to this Agreement and the execution and delivery of this Agreement.

     8.2 Forward Management agrees to promptly furnish the Trust a certified copy of the resolution of the Board of Directors of Forward Management authorizing Forward Management to serve as transfer agent for the Trust.

     8.3 Forward Management hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Trust for the safekeeping of check forms and facsimile signature imprinting devices, if any, and for the preparation of use, and for keeping account of, such forms and devices.

     8.4 Forward Management shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable laws. To the extent required by Section 31 of the 1940 Act and the rules thereunder, Forward Management agrees that all such records prepared or maintained by Forward Management relating to the services to be performed by Forward Management hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

     8.5 Forward Management and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

     8.6 In the case of any requests or demands for the inspection of the Shareholder records of the Trust, Forward Management will use its best efforts to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. Forward Management reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

     8.7 Forward Management shall comply with all applicable laws, rules and regulations in providing the services contemplated herein.

9.   Termination of Agreement
     ------------------------

     9.1 This Agreement may be terminated by either party upon sixty (60) calendar days written notice to the other.

     9.2 If the Trust should exercise its right to terminate this Agreement in accordance with this section, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Trust on behalf of the applicable Funds. Additionally, Forward Management reserves the right to charge the Trust for any other reasonable out-of-pocket expenses associated with such termination.

10.  Additional Funds
     ----------------

In the event that the Trust establishes one or more additional series of Shares, in addition to those listed on Schedule A, with respect to which it desires to have Forward Management render services under the terms of this Agreement, it shall so notify Forward Management in writing and, if Forward Management agrees in writing to provide such services, any such series of Shares shall become a Fund hereunder.

11.  Assignment
     ----------

     11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the written consent of the other party, which consent will not be unreasonably withheld.

     11.2 This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

12.  Subcontractors
     --------------

Except as otherwise provided, nothing herein shall impose any duty upon Forward Management in connection with or make Forward Management liable for the actions or omissions to act of unaffiliated third parties such as by way of example and not limitation, Airborne Services, Federal Express, United Parcel Service, the U.S. mails, the NSCC and telecommunication companies, provided, if Forward Management selected such company, Forward Management shall have exercised due care in selecting the same and shall have acted without negligence, bad faith or willful misconduct. Forward Management shall retain agents or subcontractors to provide transfer agency functions and activities incidental thereto to the Funds only upon the written approval of the Trust, and subject to such additional or differing terms as Forward Management and the Trust may agree.

13.  Miscellaneous
     -------------

     13.1 AMENDMENT. This Agreement may be amended or modified by a written agreement executed by both parties and, if material, authorized or approved by a resolution of the Board of Trustees of the Trust.

     13.2 CALIFORNIA LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of California.

     13.3 FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, and such party has acted without negligence, bad faith or willful misconduct, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. In the event of a disaster rendering Forward Management's systems or facilities inoperable, Forward Management will use all reasonable efforts to continue to provide services to the Trust in accordance with Forward Management's then current Business Contingency plan, which includes such general back-up facilities as Forward Management reasonably determines to be appropriate.

     13.4 NOTICE. A copy of the Declaration of Trust is on file with the Secretary of the State of the applicable state of organization, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

     13.5 SURVIVAL. All provisions regarding indemnification, warranty, liability, and limits thereon, and confidentiality and/or protections of proprietary rights and trade secrets shall survive the termination of this Agreement.

     13.6 SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

     13.7 PRIORITIES CLAUSE. In the event of any conflict, discrepancy or ambiguity between the terms and conditions contained in this Agreement and any Schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

     13.8 WAIVER. No waiver by either party or any breach or default of any of the covenants or conditions herein contained and performed by the other party shall be construed as a waiver of any succeeding breach of the same or of any other covenant or condition.

     13.9 MERGER OF AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreements with respect to the subject matter hereof whether oral or written.

     13.10 COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     13.11  REPRODUCTION  OF  DOCUMENTS.   This  Agreement  and  all  schedules,
exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction that is accurate shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.

     13.12 NOTICES. All notices and other communications as required or permitted hereunder shall be in writing and set by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

                      (a)      If to Forward Management, to:

                               Forward Management, LLC
                               433 California Street, 11th Floor
                               San Francisco, California  94104
                               Attention: President
                               Fax: (415) 982-2566


                      (b)      If to the Trust, to:

                               Forward Funds
                               433 California Street, 11th Floor
                               San Francisco, California  94104
                               Attention: President
                               Fax: (415) 982-2566

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


         FORWARD MANAGEMENT, LLC                  FORWARD FUNDS


By:      /s/ Mary Curran                   By:    /s/ J. Alan Reid, Jr.
         ------------------------------           -----------------------------

Name:    Mary Curran                       Name:  J. Alan Reid, Jr.

Title:   Secretary                         Title: President

                                   SCHEDULE A
                     TRANSFER AGENCY AND SERVICES AGREEMENT
                BETWEEN FORWARD FUNDS AND FORWARD MANAGEMENT, LLC

                                    FUND LIST

Underlying Funds
----------------


Accessor Growth Fund
Accessor High Yield Bond Fund
Accessor Intermediate Fixed-Income Fund
Accessor International Equity Fund
Accessor Limited Duration U.S. Government Fund
Accessor Mortgage Securities Fund
Accessor Short-Intermediate Fixed-Income Fund
Accessor Small To Mid Cap Fund
Accessor Strategic Alternatives Fund
Accessor Total Return Fund
Accessor U.S. Government Money Fund
Accessor Value Fund

Allocation Funds
----------------

Accessor Aggressive Growth Allocation Fund
Accessor Balanced Allocation Fund
Accessor Growth Allocation Fund
Accessor Growth & Income Allocation Fund
Accessor Income Allocation Fund
Accessor Income & Growth Allocation Fund


Dated:    September 1, 2008

                                   SCHEDULE B
                     TRANSFER AGENCY AND SERVICES AGREEMENT
                BETWEEN FORWARD FUNDS AND FORWARD MANAGEMENT, LLC

                                  FEE SCHEDULE

MAINTENANCE FEES:

Each Fund listed below shall pay an annual maintenance fee calculated on its average daily net assets at the rates stated below. The maintenance fee shall be calculated daily and billed monthly.

---------------------------------------------------------------- --------------
Accessor Growth Fund                                                 0.15%
---------------------------------------------------------------- --------------
Accessor High Yield Bond Fund                                        0.13%
---------------------------------------------------------------- --------------
Accessor Intermediate Fixed-Income Fund                              0.13%
---------------------------------------------------------------- --------------
Accessor International Equity Fund                                   0.15%
---------------------------------------------------------------- --------------
Accessor Limited Duration U.S. Government Fund                       0.08%
---------------------------------------------------------------- --------------
Accessor Mortgage Securities Fund                                    0.13%
---------------------------------------------------------------- --------------
Accessor Short-Intermediate Fixed-Income Fund                        0.13%
---------------------------------------------------------------- --------------
Accessor Small To Mid Cap Fund                                       0.15%
---------------------------------------------------------------- --------------
Accessor Strategic Alternatives Fund                                 0.14%
---------------------------------------------------------------- --------------
Accessor Total Return Fund                                           0.08%
---------------------------------------------------------------- --------------
Accessor U.S. Government Money Fund                                  0.05%
---------------------------------------------------------------- --------------
Accessor Value Fund                                                  0.15%
---------------------------------------------------------------- --------------

The Accessor Allocation Funds shall pay no annual maintenance fee.

OUT-OF-POCKET EXPENSES:

Each Fund shall pay the following out-of-pocket expenses as they relate to work performed pursuant to this Agreement:

    1.   Statement  Outsourcing  fees  including  postage  charges,   paper  and
         envelopes and service charges for any necessary statement revisions (currently the Toledo Group)

    2. Cost of postage incurred by Forward Management for mailing any correspondence or statements and confirms independent of an outsource firm

    3. Cost of special mailing/delivery services (including but not limited to United Parcel Service, Federal Express, Airborne and/or messenger services)

    4.   Cost of Fund stationery and envelopes

    5. All Bank activity charges for all Transfer Agent associated bank accounts

    6. Cost of all tax reporting forms and outsource services pertaining to the processing and delivery of tax reporting

    7. Blue Sky expenses including reasonable, documented costs of filing fees, postage, mailings, special mailings, paper, copying, software or annual software maintenance fees and any other out-of-pocket expenses pertaining to Blue Sky administration

    8. Anti-Money Laundering Expenses including reasonable, documented cost of software or maintenance of software services, services for verifying shareholder data (currently Choice Point, Lexis Nexus, PA Compliance and Bridger), AML audit, staff education for AML-related matters or other items necessary to meet the requirements of the Forward Funds Anti-Money Laundering Policies and Procedures or applicable federal or state regulations

    9. Other documented miscellaneous expenses that have occurred at the Trust's direction


Forward Management, LLC


By:      /s/ Mary Curran
         -----------------------------------
Name:    Mary Curran
Title:   Secretary


Forward Funds


By:      /s/ J. Alan Reid, Jr.
         -----------------------------------
Name:    J. Alan Reid, Jr.
Title:   President